1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation March 31, 2023

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on May 10, 2023 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CSL is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• Net investment income per share was $0.50 per common share, up $0.02 compared to our 4Q22 core earnings due primarily to the continued rise in benchmark interest rates • NAV per share was $17.09, up 0.6% compared to our 4Q22 NAV of $16.99 per share • The change in NAV in 1Q23 was primarily driven by NII generated in excess of our 1Q23 dividend • Declared a $0.37 base dividend plus a $0.07 supplemental for 2Q23, equating to an annualized dividend yield of 10.3% on our 1Q23 NAV • 1Q23 portfolio included total commitments of $2.2 billion across 133 portfolio companies • New investment fundings during the quarter were $55.9 million with a weighted average yield of 12.7% • Total repayments and sales during the quarter were $76.3 million with a weighted average yield of 10.1% • Non-accrual investments in 1Q23 increased to 4.2% and 3.5% of the total portfolio based on amortized cost and fair value, respectively • The annualized dividend yield on our Investment Funds was 12.2% in 1Q23 Portfolio & Investment Activity First Quarter Results • Paid the 1Q23 base dividend of $0.37 plus a supplemental dividend of $0.07 per share • Repurchased 0.3 million shares in 1Q23 for $4.0 million, contributing $0.01 per share of NAV accretion • Net financial leverage remained at 1.16x, comfortably within our target range • Total liquidity at 1Q23 was $278.5 million in cash and undrawn debt capacity Liquidity & Capital Activity Q1 2023 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted.

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
SUMMARY INCOME STATEMENT					
Total investment income	$ 47,509	$ 44,568	$ 59,143	$ 56,036	$ 58,375
Total expenses[1]	(22,865)	(23,573)	(28,865)	(31,411)	(32,680)
Net Investment Income[2]	**$ 24,644**	**$ 20,995**	**$ 30,278**	**$ 24,625**	**$ 25,695**
Net realized and change in unrealized gains (losses)	5,164	(17,205)	6,677	(13,041)	1,417
Net Income (Loss)[2]	**$ 29,808**	**$ 3,790**	**$ 36,955**	**$ 11,584**	**$ 27,112**
Weighted average shares of common stock outstanding	52,892	52,421	51,863	51,310	50,887
Net Investment Income per Share[2]	**$ 0.47**	**$ 0.40**	**$ 0.58**	**$ 0.48**	**$ 0.50**
Net Income (Loss) per Share[2]	**$ 0.56**	**$ 0.07**	**$ 0.71**	**$ 0.23**	**$ 0.53**
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,873,183	$ 1,889,276	$ 1,948,957	$ 1,979,877	$ 1,973,565
Cash, cash equivalents and restricted cash	69,512	39,291	68,644	30,506	42,873
Other assets	43,263	117,386	36,431	31,314	38,969
Total Assets	**$ 1,985,958**	**$ 2,045,953**	**$ 2,054,032**	**$ 2,041,697**	**$ 2,055,407**
Debt and secured borrowings	996,141	1,079,954	1,060,615	1,077,192	1,092,707
Accrued expenses and liabilities	39,277	39,506	57,766	47,082	44,507
Preferred stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,085,418**	**$ 1,169,460**	**$ 1,168,381**	**$ 1,174,274**	**$ 1,187,214**
Net Assets	**$ 950,540**	**$ 926,493**	**$ 935,651**	**$ 917,423**	**$ 918,193**
Preferred stock	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Net Assets	**$ 900,540**	**$ 876,493**	**$ 885,651**	**$ 867,423**	**$ 868,193**
Common shares outstanding at end of period	52,647	52,148	51,617	51,060	50,795
Net Asset Value per Common Share	**$ 17.11**	**$ 16.81**	**$ 17.16**	**$ 16.99**	**$ 17.09**
LEVERAGE					
Net Financial Leverage [3]	**0.98x**	**1.05x**	**1.09x**	**1.16x**	**1.16x**
Statutory Debt to Equity [4]	**1.16x**	**1.29x**	**1.26x**	**1.30x**	**1.32x**

Please refer to the Company's Form 10-Q for more information.

(1) Includes the preferred stock dividend. (2) Presented net of the preferred stock dividend for the period. (3) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $37.3 million on March 31, 2023. (4) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act.

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Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
NEW INVESTMENT FUNDINGS BY ASSET TYPE (1)					
First lien debt	$ 110,594	$ 198,625	$ 267,262	$ 126,400	$ 53,164
Second lien debt	249	430	285	318	325
Equity(2)	2,387	1,287	14,623	1,868	2,361
Total	**$ 113,230**	**$ 200,342**	**$ 282,170**	**$ 128,586**	**$ 55,850**
Weighted Average Yield at Amortized Cost	**7.7%**	**8.3%**	**10.0%**	**11.8%**	**12.7%**
SALES & REPAYMENTS BY ASSET TYPE (1)					
First lien debt	$ (108,253)	$ (156,301)	$ (180,937)	$ (87,352)	$ (68,505)
Second lien debt	(36,325)	(5,000)	(31,500)	—	(6,954)
Equity(2)	(5,086)	(1,031)	—	(60)	(829)
Total	**$ (149,664)**	**$ (162,332)**	**$ (212,437)**	**$ (87,412)**	**$ (76,288)**
Weighted Average Yield at Amortized Cost	**8.1%**	**7.9%**	**8.8%**	**10.1%**	**10.1%**
Net Investment Activity	**$ (36,434)**	**$ 38,010**	**$ 69,733**	**$ 41,174**	**$ (20,438)**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE (3)(4)					
First lien debt	65.4%	66.5%	68.2%	68.6%	68.5%
Second lien debt	16.2%	15.4%	13.5%	13.3%	13.1%
Equity	4.2%	4.2%	4.7%	4.8%	5.2%
Investment funds	14.2%	13.9%	13.6%	13.3%	13.2%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Weighted Average Yield on Debt Investments at Amortized Cost(5)	**8.2 %**	**8.8 %**	**10.4 %**	**11.7 %**	**12.0%**
Weighted Average Yield on Debt and Income Producing Investments at Amortized Cost(5)	**8.7 %**	**9.3 %**	**10.6 %**	**11.8 %**	**12.1%**

Please refer to the Company's Form 10-Q for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity related to the Investment Funds. (2) Based on cost/proceeds of equity activity. (3) At quarter end. (4) As a percentage of fair value. (5) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund and Credit Fund II, as well as income producing equity investments.

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69% 13% 5% 13% First Lien Debt Second Lien Debt Equity Investments Investment Funds 12% 9% 8% 7% 7% 6%6% 5% 40% Healthcare & Pharmaceuticals Software Business Services Aerospace & Defense High Tech Industries Leisure Products & Services Diversified Financial Services Consumer Services All Others Portfolio Highlights (1) Weighted average yields of income producing investments include Credit Fund and Credit Fund II, as well as income producing equity investments. Weighted average yields exclude investments placed on non-accrual status. (2) Represents CSL's exposure to the respective underlying portfolio companies, including CSL's proportionate share of the portfolio companies held in the Investment Funds. (3) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans. Total investment commitments ($mm) $2,170 Total unfunded commitments ($mm) $164 Total investments at fair value ($mm) $1,974 Weighted Average Yield on Debt and Income Producing Investments at Amortized Cost(1) 12.1% Number of investments 171 Number of portfolio companies 133 Average exposure by portfolio company 0.8% 6 Key Statistics Asset Mix Borrowers Industry Exposure(2) Floating Rate 99% Company EBITDA(3) (Median) $73mm Sponsored 94% Floating Rate Covenanted Median EBITDA Origination LTV % $ Senior Secured Exposure(2) 95% %

Overview of Investment Funds

- Weighted Average annualized dividend yield from Investment Funds was 12.2% for the quarter

Key Statistics - Credit Fund	
CSL Investment at cost ($mm)	$193
CSL ownership	50.0 %
Yield of debt investments at cost [(1)]	10.6 %
Leverage	1.6x
Effective cost of debt	SOFR +2.35%
Annualized dividend yield to CSL	11.4 %

Key Statistics - Credit Fund II	
CSL Investment at cost ($mm)	$78
CSL ownership	84.1 %
Yield of debt investments at cost [(1)]	11.4 %
Leverage	1.9x
Effective cost of debt	SOFR + 2.88%
Annualized dividend yield to CSL	14.2 %

Combined Investment Funds Portfolio

Portfolio	Asset Yield	Floating Rate	First Lien	% of CSL Portfolio
$1,067	10.8%	99.6%	97.7%	13.2%

Diversification by Borrower



Top 10 Investments
Next 11-25
Remaining Investments
33%
36%
31%

Diversification by Industry



Business Services
Diversified Financial Services
Healthcare & Pharmaceuticals
Utilities: Electric
Aerospace & Defense
Telecommunications
Leisure Products & Services
Capital Equipment
All Others
13%
10%
8%
6%
6%
6%
5%
5%
41%

(1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above.

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Funding and Capital Management Overview Commitment Outstanding Maturity Date Pricing Credit facility $688 $456 05/25/2027 SOFR + 1.88% 2015-1R notes $449 $449 10/15/2031 L + 2.00%(1) 2019 senior notes $115 $115 12/31/2024 4.75% 2020 senior notes $75 $75 12/31/2024 4.50% Total / Weighted Average(2) $1,327 $1,095 5.5 years 6.29% Overview of Balance Sheet Financing Facilities 8 83% % of Committed Balance Sheet Leverage Utilized % of Utilized Balance Sheet Leverage Mark-To-Market % of Utilized Balance Sheet Leverage Fixed 20% (1) Represents the weighted average interest rate for the 2015-1R Notes over the various tranches of issued notes, excluding a $25 million note that has a fixed interest rate of 4.56%. (2) Weighted average maturity and pricing amounts are calculated based on amount outstanding. 42%

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding. Net Asset Value Per Share Bridge LTM Q1 2023Q1 2023 9 $16.99 $0.50 $(0.44) $0.03 $0.01 $17.09 December 31, 2022 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other March 31, 2023 NAV $17.11 $1.96 $(1.68) $(0.41) $0.11 $17.09 March 31, 2022 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other March 31, 2023 NAV

Risk Rating Distribution

- As of March 31, 2023, three borrowers were on non-accrual status, representing 3.5% of total investments at fair value and 4.2% at amortized cost.

PORTFOLIO RISK RATINGS				
(Dollar amounts in millions)	December 31, 2022		March 31, 2023	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	$30.7	1.9%	$28.7	1.8%
2	1,280.1	78.8%	1,305.2	81.0%
3	254.0	15.7%	207.4	12.9%
4	48.6	3.0%	68.9	4.3%
5	9.3	0.6%	—	—%
Total	**$1,622.7**	**100.0%**	**$1,610.2**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

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11 Appendix

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,576,247	$ 1,593,901	$ 1,642,494	$ 1,671,488	$ 1,661,414
Investments—non-controlled/affiliated, at fair value	30,771	32,697	41,863	45,367	50,996
Investments—controlled/affiliated, at fair value	266,165	262,678	264,600	263,022	261,155
Total Investments, at Fair Value	**1,873,183**	**1,889,276**	**1,948,957**	**1,979,877**	**1,973,565**
Cash, cash equivalents and restricted cash	69,512	39,291	68,644	30,506	42,873
Receivable for investments sold	13,060	89,445	4,884	1,528	6,908
Interest and dividend receivable	25,107	22,055	24,328	24,023	26,174
Prepaid expenses and other assets	5,096	5,886	7,219	5,763	5,887
Total Assets	**$1,985,958**	**$2,045,953**	**$2,054,032**	**$2,041,697**	**$2,055,407**
LIABILITIES & NET ASSETS					
Debt and secured borrowings, net of unamortized debt issuance costs	$ 996,141	$ 1,079,954	$ 1,060,615	$ 1,077,192	$ 1,092,707
Payable for investments purchased	328	322	13,872	287	—
Interest and credit facility fees payable	2,727	3,198	5,240	6,749	6,782
Dividend payable	21,035	20,840	20,625	22,446	22,321
Base management and incentive fees payable	12,304	11,581	13,748	12,681	12,729
Administrative service fees payable	825	938	1,409	1,711	1,221
Other accrued expenses and liabilities	2,058	2,627	2,872	3,208	1,454
Total Liabilities	**$1,035,418**	**$1,119,460**	**$1,118,381**	**$1,124,274**	**$1,137,214**
Preferred Stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$1,085,418**	**$1,169,460**	**$1,168,381**	**$1,174,274**	**$1,187,214**
Net Assets	**$900,540**	**$876,493**	**$885,651**	**$867,423**	**$868,193**
Net Asset Value Per Common Share	**$ 17.11**	**$ 16.81**	**$ 17.16**	**$ 16.99**	**$ 17.09**

Please refer to the Company's Form 10-Q for more information.

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Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
INVESTMENT INCOME					
Interest income[1]	37,749	35,410	48,645	47,021	49,136
Income from credit funds	7,524	7,524	7,524	8,276	8,276
Other income	2,236	1,634	2,974	739	963
Total Investment Income	**$ 47,509**	**$ 44,568**	**$ 59,143**	**$ 56,036**	**$ 58,375**
EXPENSES					
Management fees	$ 7,050	$ 7,113	$ 7,262	$ 7,378	$ 7,236
Incentive fees	5,228	4,458	6,451	5,277	5,472
Interest expense and credit facility fees	7,616	9,170	11,937	15,238	17,281
Other expenses	1,743	1,781	1,891	1,792	1,293
Excise tax expense	353	176	449	851	523
Net Expenses	**$ 21,990**	**$ 22,698**	**$ 27,990**	**$ 30,536**	**$ 31,805**
Preferred stock dividend	875	875	875	875	875
Net Investment Income	**$ 24,644**	**$ 20,995**	**$ 30,278**	**$ 24,625**	**$ 25,695**
Net realized and change in unrealized gains (losses)	5,164	(17,205)	6,677	(13,041)	1,417
Net Income (Loss)	**$ 29,808**	**$ 3,790**	**$ 36,955**	**$ 11,584**	**$ 27,112**
Net Investment Income per Common Share	**$ 0.47**	**$ 0.40**	**$ 0.58**	**$ 0.48**	**$ 0.50**
Net Income (Loss) per Common Share	**$ 0.56**	**$ 0.07**	**$ 0.71**	**$ 0.23**	**$ 0.53**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements of the Company's Form 10-Q for additional details.

(1) Inclusive of payment-in-kind interest income.

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